Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, made and entered into this 12th day of January, 2007, between M&F Bancorp, Inc., a holding company organized and existing under the laws of the State of North Carolina (“Bancorp”), and its subsidiary, Mechanics & Farmers Bank duly organized and existing under the laws of the State of North Carolina (the “Bank”), (collectively referred to as “Employer”), and Kim D. Saunders (the “Executive”).

WHEREAS, Bancorp desires to employ Executive as its President and Chief Executive Officer (“CEO”) upon the terms and conditions specified herein; and

WHEREAS, the Bank desires to employ Executive as its President and CEO upon the terms and conditions specified herein; and

WHEREAS, Executive desires to be employed as President and CEO of Bancorp and the Bank upon the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. Executive shall be employed by Employer to render services as President and CEO of Bancorp and the Bank. In this capacity, Executive shall have such duties and responsibilities as may be designated to her by the Employer from time-to-time that are not inconsistent with the duties and responsibilities customary and comparable for a person having such position with a commercial bank, and that are permitted by Federal and North Carolina banking laws.

2. Service as a Director. Executive hereby agrees to serve as a Director of Bancorp and/or the Bank without additional compensation (unless the respective Boards shall determine otherwise), if and when duly elected thereto, and for such term or terms as shall be specified in such elections. However, nothing herein shall be construed as requiring Bancorp, the Bank, or any other person, to cause the election or appointment of Executive as such Director.

3. Term. Unless earlier terminated as provide herein, Executive’s employment under this Agreement shall commence on February 26, 2007 and continue for a term of three years (the “Initial Term”). The term of employment shall be extended for additional terms of one year each (“Additional Term”) unless a Notice of Termination, as defined hereinafter, shall be delivered by the Employer to Executive not less than 120 days prior to the end of the Initial Term or 120 days prior to the end of the Additional Term, if applicable. A Notice of Termination shall mean a written notice of termination from the Employer or the Executive that specifies an effective date of termination and indicates upon which termination provision in this Agreement termination is given.

4. Compensation and Benefits. In consideration of all services rendered by Executive under this Agreement, Employer agrees to provide Executive with the following compensation and benefits:

a. Base Compensation. Employer shall pay Executive a base annual salary of not less than Two Hundred Twenty-Five Thousand Dollars and 00/100 ($225,000.00), subject to applicable deductions and withholdings as required by law, payable in accordance with the customary payroll practices of Employer. Executive’s annual base salary may be increased at such times as determined by the Board of Directors of Bancorp and Bank.

b. Annual Bonus. Executive shall be eligible for an annual bonus from Employer, the amount of which shall be determined by the Board of Directors of Bancorp and Bank. Executive shall be eligible for a bonus of up to 50% of base annual salary and guaranteed a bonus of at least Twenty Five Thousand Dollars and 00/100 ($25,000.00) at the end of Executive’s first year of employment, provided Executive is employed by Employer at such time. Following the Executive’s first year of employment, the bonus shall be awarded based upon criteria to be established by the Employer, including but not limited to, satisfactory performance, profitability of the Bancorp and Bank, and quality of the loan portfolio.

c. Award for Purchase of Stock in Bancorp. Employer shall provide Executive with Five Thousand Dollars and 00/100 ($5,000.00) at the end of her first year of employment for the purpose of purchasing stock in Bancorp, provided Employee is employed by Employer at such time.

d. Participation in Employee Benefits Plans. Executive shall be eligible to participate in all retirement, welfare, health and other benefit plans or programs currently offered by Employer to other executive officers or which may be later offered to other executive officers.

e. Paid Time Off. Executive shall be entitled to four (4) weeks of paid time off to be used in her discretion, subject to appropriate prior notice and any banking rules or regulations regarding the same.

f. Business Expenses. Executive shall be entitled to incur and be reimbursed for all reasonable business expenses. Employer agrees that it will reimburse the Executive for all such expenses upon the presentation by the Executive of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, together with such receipts showing payments in conformity with the Employer’s established policies. Reimbursement shall be made within a reasonable period after the Executive’s submission of an itemized account.

g. Fringe Benefits. Executive shall be entitled to receive all other fringe benefits, which are now or may be provided to Employer’s executive officers. To the extent that the level of any such benefits is based upon seniority or compensation levels, Employer shall make an appropriate and proportionate adjustment to Executive’s benefits. Employer anticipates adopting a stock option plan by the end of Executive’s second year of employment, to which Executive will be entitled to participate. If a stock option plan is not adopted by the Employer,

Employer will continue making the payment set forth in Paragraph 4(c) of this Agreement for Executive’s purchase of stock in Bancorp at the end of each year of Executive’s employment, provided Executive is employed at such time.

h. Temporary Housing Allowance. Employer agrees to provide Executive with a temporary housing allowance of Fifteen Hundred Dollars and 00/100 ($1,500.00) per month for six (6) months, to be paid at the beginning of each month.

i. Moving Allowance. Employer will pay all reasonable moving expenses incurred by Executive in relocating from Richmond, Virginia to Durham, North Carolina.

5. Termination.

a. Death. The Agreement will be terminated upon the death of the Executive. In this event, the Executive’s estate shall receive any sums due her as base salary and/or reimbursement of expenses through the end of the month during which death occurred, plus any bonus earned or accrued through the date of death (including any amounts awarded for previous years but which were not yet paid).

b. Disability. The Employer may terminate this Agreement upon the disability of the Executive for a period of 180 days which, in the opinion of the Board of Directors of Bancorp and Bank, renders her unable to perform the essential functions of her job and for which reasonable accommodation is unavailable. For purposes of this Agreement, Executive shall be considered disabled if she (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer. During the period of any incapacity leading up to the termination of the Executive’s employment under this provision, the Employer shall continue to pay the Executive her full base salary at the rate then in effect and all perquisites and other benefits (other than any bonus) until the Executive becomes eligible for benefits under any long-term disability plan or insurance program maintained by the Employer, provided that the amount of any such payments to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive for the same period under any other disability benefit or pension plan covering the Executive. Furthermore, the Executive shall receive any bonus earned or accrued through the date of termination (including any amounts awarded for previous years but which were not yet paid).

c. Termination for Cause. The Employer may terminate this Agreement for Cause upon delivery of a Notice of Termination to the Executive. If the Executive’s employment is terminated for Cause under this provision, the Executive shall receive only any sums due her as base salary and/or reimbursement of expenses incurred through the date of such termination. “Cause” shall be determined in the Employer’s reasonable discretion and shall consist of any of (i) the commission by the Executive of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Executive, which is intended to cause, causes or is reasonably likely to cause material harm to the Employer (including harm to its business reputation); (ii) the indictment of the Executive for the commission or perpetration of any felony or any crime involving dishonesty, moral turpitude or fraud; (iii) the exhibition by the Executive of a standard of behavior within the scope of her employment that is materially disruptive to the orderly conduct of the Employer’s business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Employer’s good faith and reasonable judgment, is materially detrimental to the Employer’s best interest, that, if susceptible of cure remains uncured ten (10) days following written notice to the Executive of such specific inappropriate behavior; (iv) the failure of the Executive to devote her full business time and attention to her employment as provided under this Agreement that, if susceptible of cure, remains uncured thirty (30) days following written notice to the Executive of such failure; or (v) failure by the Executive to perform any of her material duties required by this Agreement to the reasonable satisfaction of the Employer, which failure remains uncured in the Employer’s good faith assessment for a period of thirty (30) business days following written notice thereof from the Employer.

d. Termination Without Cause. The Employer may terminate this Agreement without Cause upon delivery of a Notice of Termination to the Executive. If the Executive’s employment is terminated without Cause under this provision, the Employer shall pay the Executive severance compensation in an amount equal to 100% of her then current monthly base salary each month for 12 months from the date of termination. Termination without cause shall also include termination of Executive when such termination occurs as the result of a change of control of Bank or Bancorp.

e. Voluntary Termination by Executive. Executive may terminate this Agreement voluntarily at any time by delivering a Notice of Termination. If Executive resigns under this provision, the Executive shall receive any sums due her as base salary and/or reimbursement of expenses through the date of such termination. Executive shall provide Employer with 60 days prior notice of termination.

6. Covenants Of Executive.

a. Nondisclosure Covenant. The parties acknowledge that Employer’s success is attributable largely to the ownership, use and development of certain valuable confidential and proprietary information (the “Proprietary Information”), and that Executive’s employment with Employer will involve access to and work with such information. Employee acknowledges that her relationship with Employer is a confidential relationship, and agrees that she shall not, either directly or indirectly, use any Proprietary Information for her own benefit, or divulge, disclose or communicate any Proprietary Information in any manner whatsoever to any person or Entity other than to executives or agents of Employer having a need to know such Proprietary Information to perform their responsibilities on behalf of Employer, and to other persons or Entities in the normal course of Employer’s Business. This nondisclosure obligation shall apply to all Proprietary Information, whether or not Executive participated in the development thereof. Upon termination of her employment with Employer for any reason,

Executive will return to Employer all Proprietary Information in any medium and all other documents, data, materials or property of Employer (including any copies thereof) in her possession. For purposes of this Agreement, the term “Proprietary Information” shall include any and all proprietary information related to the Business of Employer, or to any of its services, sales or operations, which are not generally known to the public, specifically including (but without limitation) pricing, marketing plans, development plans, strategies, forecasts, suppliers, methods and manner of operations; information relating to the identity, needs and location of all past, present and prospective customers; and information with respect to the internal affairs of Employer. The parties stipulate that, as between them, the above-described matters are important and confidential and gravely affect the successful conduct of the Business of Employer and that any breach of the terms of this Paragraph shall be a material breach of this Agreement.

b. Loyalty and Best Efforts. Executive agrees to be a loyal executive and that she will at all times faithfully, industriously and to the best of her ability, experience and talents perform all the duties that may be required of her pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer, commensurate with her position, and to comply with all rules, regulations and policies established or issued by Employer. Such duties shall be rendered at such place as Employer reasonably designates.

7. Miscellaneous.

a. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to conflicts of law principles thereof. Executive hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina.

b. Entire Agreement. This Agreement constitutes the entire agreement between Executive and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Executive and Employer relating to the terms of Executive’s employment by Employer, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect. Executive hereby expressly disclaims any rights under any such agreements, understandings and arrangements.

c. Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by both parties.

d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

e. Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mail, postage prepaid, return receipt requested, addressed as follows:

To Employer:

M&F Bancorp, Inc.

c/o Chairman of the Board

2634 Durham-Chapel Hill Boulevard

Durham, North Carolina 27707

Mechanics & Farmers Bank

c/o Chairman of the Board

2634 Durham-Chapel Hill Boulevard

Durham, North Carolina 27707

To Executive:

Kim D. Saunders

2300 E. Cary Street #315

Richmond, Virginia 23223

Notices given in person or by overnight service shall be deemed given when delivered in person or the day after delivery to the courier addressed to the address required by this Paragraph and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party in accordance herewith any other address to which notices shall be sent.

f. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

g. Waiver. Failure of Employer or Executive to exercise any right, power or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

h. Successors. The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which the Employer is a party, or any assignee of all or substantially all of the Employer’s business and properties.

i. Assignment. The Executive’s rights and obligations under this Agreement may not be assigned by her, except that her right to receive accrued but unpaid compensation, unreimbursed expenses and other rights, if any, provided under this Agreement which survive termination of this Agreement shall pass after death to the personal representative of her estate.

j. Indemnification. Executive shall be indemnified and held harmless from any and all demands, claims, damages, suits, actions, and legal proceedings brought against Executive, in her individual capacity or in her official capacity, as agent and/or employee of Employer for any incident or activity arising prior to or during the course of employment of Executive by Employer, provided that the actions of Executive during her employment hereunder and related to such demands, claims, damages, suits, actions, and legal proceedings were undertaken in good faith, in accordance with the law, and within the scope of her official capacity.

k. Compliance with Section 409A. To the extent applicable, the parties hereto intend that this Agreement will comply with Section 409A of the Internal Revenue Code of the United States of America and all regulations, guidance, or other interpretative authority thereunder (“Section 409A”). The parties hereby agree that this Agreement shall be construed in a manner to comply with Section 409A and that should any provision be found not in compliance with Section 409A, the parties are hereby contractually obligated to execute any and all amendments to this Agreement deemed necessary and required by legal counsel for the Company to achieve compliance with Section 409A. By execution and delivery of this Agreement, Executive irrevocably waives any objections she may have to the amendments required by Section 409A.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) set forth below.

MECHANICS & FARMERS BANK

By:
Name:
Title:
Date:

M&F BANCORP, INC.

By:
Name:
Title:
Date:

EXECUTIVE

Kim D. Saunders
Date: